Exhibit 5.1

Reinhart Boerner Van Deuren s.c. P.O. Box 2965 Milwaukee, WI 53201-2965 1000 North Water Street Suite 1700 Milwaukee, WI 53202 Telephone: 414-298-1000 Facsimile: 414-298-8097 reinhartlaw.com

March 16, 2023

Veru Inc.

2916 N. Miami Avenue, Suite 1000

Miami, Florida 33127

Ladies and Gentlemen:	Re: Registration Statement on Form S-3

We have acted as counsel to Veru Inc., a Wisconsin corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $200,000,000 in aggregate offering price of securities for sale which securities may be sold by the Company from time to time as set forth in the base prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”).

The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities: (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) shares of one or more series of the Corporation’s Class A preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”), (v) rights to purchase shares of Common Stock (the “Rights”), (vi) purchase contracts covering the purchase of Common Stock, Preferred Stock, Rights, Debt Securities or Warrants (the “Purchase Contracts”), and (vii) units comprised of two or more of the foregoing (the “Units”). The shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units plus any additional shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.”

Milwaukee • Madison • Waukesha • Wausau • Chicago, IL

Rockford, IL • Minneapolis, MN • Denver, CO • Phoenix, AZ

Veru Inc.

March 16, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or any related applicable Prospectus, other than as expressly stated herein with respect to the issuance of any Securities.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Base Prospectus; (iii) the Articles of Incorporation of the Company, as amended through the date hereof and certified by the Secretary of the Company (the “Articles of Incorporation”); (iv) the By-Laws of the Company, as amended through the date hereof and certified by the Secretary of the Company; and (v) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. In rendering the opinions set forth below, we have, with your permission, but without additional investigation or verification, relied as to certain factual matters on a certificate of officers of the Company and certificates from state authorities and public officials. We have assumed the accuracy of the factual information contained in all such certificates and the completeness and accuracy of the records of the Company as the same have been provided to us for review.

In our examination of the above-referenced documents, we have assumed all signatures on the documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete; each such document that is original is authentic and each such document that is a copy conforms to an authentic original. We have also assumed that:

(a) the Registration Statement (including any and all amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws;

(b) the Registration Statement (including any and all amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time any Securities are offered or sold as contemplated by the Registration Statement (including any and all amendments thereto) and the applicable Prospectus;

(c) no stop order suspending the effectiveness of the Registration Statement (including any and all amendments thereto) will have been issued and remain in effect;

(d) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell any Securities;

(e) the Securities offered and sold will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

Veru Inc.

March 16, 2023

(f) a definitive purchase, underwriting or other agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(g) any Securities being offered and sold will be duly authorized.

Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company has the authority pursuant to its Articles of Incorporation, to issue up to an aggregate of 154,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

2. When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action of the Company (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 154,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement, such corporate action and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. When the terms and issuance of shares of Preferred Stock have been duly authorized by all necessary corporate action of the Company (with such shares, together with all shares of Preferred Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 5,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement, such corporate action and all applicable law, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. The Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and the applicable Prospectus and the provisions of an applicable, Purchase Agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of legal consideration therefor, if any, in accordance with the applicable Purchase Agreement, will be legal, valid and binding obligations of the Company.

The opinion above with respect to the Rights is subject to (i) applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ (or secured creditors’) rights and remedies generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and limitations on the availability of specific performance, injunctive relief and other equitable remedies.

Veru Inc.

March 16, 2023

The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date hereof; they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressee hereof in connection with the Registration Statement. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our prior written consent.

We hereby consent to the use of our name beneath the caption “Legal Matters” in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours very truly,

REINHART BOERNER VAN DEUREN s.c.

BY	/s/ Benjamin G. Lombard
Benjamin G. Lombard

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